Amerinet Group.com, Inc.
                      A publicly held Delaware corporation














Edward C. Dmytryk                             Administrative & Executive Offices
President & Chief Executive Officer           1941 Southeast 51st Terrace
                                              Ocala, Florida 34471
Lawrence R. Van Etten                         Telephone (352) 694-6661
Vice-President & Chief Operating Officer      Fax (352) 694-1325
                                              e-mail, tyclegal@atlantic.net
Vanessa H. Lindsey
Secretary                                     Crystal Corporate Center
                                              2500 North Military Trail,
                                              Suite 225-C
Douglas L. Wilson, Esquire                    Boca Raton, Florida 33431
General Counsel                               Telephone (561) 998-3435
                                              Fax (561) 998-4635
David K. Cantley   Lawrence R. Van Etten      e-mail info@amerinetgroup.com
Vanessa H. Lindsey Charles J. Champion        Respond to Ocala address

Anthony Q. Joffe   Douglas L. Wilson
Edward C. Dmytryk  G. Richard Chamberlin
J. Bruce Gleason
                  ------
           Board of Directors


                                Wriwebs.com, Inc.
          100 East Sample Road, Suite 210; Pompano Beach, Florida 33064


                          AmeriNet Communications, Inc.
                              "The Firm MultiMedia"
                7325 Southwest 32nd Street; Ocala, Florida 34474
                  Post Office Box 770787; Ocala, Florida 34477

                             Operating Subsidiaries

 February 15, 2000

Liberty Transfer and Trust Company
274B New York Avenue
New York, New York 11743

Attention:   Lisa Conger

         Re.: AmeriNet Group.com, Inc. a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Exchange Act ("AmeriNet")

Dear Lisa:

         The  following   provisions,   conditions  and  requirements  shall  be
implemented immediately in conjunction with any transactions in AmeriNet securities:

1. In order to assure compliance with applicable federal and state securities laws regulating the issuance and transfer of securities, AmeriNet's transfer agent is hereby instructed that prior to effecting any original issuances of securities or issuances of treasury stock, it must receive:

         (A) A written and signed direction from the president of AmeriNet or such other officer as AmeriNet's board of directors has designated to the transfer agent for such purposes, specifying:

                  (1) The quantity, class, series and par value of stock to be issued;

                  (2) The applicable exemption from registration or legally acceptable evidence that the stock has been registered with both the United States Securities and Exchange

Liberty Transfer and Trust Co.
February 15, 2001
Page 2

                         Commission (the "Commission") and appropriate state regulators (e.g., review of filings on the Commission's EDGAR system); and

                  (3)    Specific delivery instructions.

         (B) A certified copy of a resolution of AmeriNet's board of directors specifically authorizing the issuance of the subject securities and specifying the quantity thereof and the exemption from registration under applicable securities laws relied on.


2. All certificates shall be numbered in accordance with procedures designed to assure that there are no gaps in the record of securities issued or transferred, and all records pertaining to transactions in AmeriNet's securities, including reports to AmeriNet, shall reflect such certificate numbers.

3. No restricted stock (as that term is used for purposes of Commission Rule 144 and related matters) may be transferred unless:

         A. An affidavit is provided by the person requesting the transaction and, if different, the person in whose name the securities are registered, affirming all facts material to the legal opinion described below, including, without limitation:

                  (1)      The date the securities were acquired;

                  (2)      The specific consideration paid therefor;

                  (3) If the securities were issued in whole or in part in exchange for services:

                           (A)  a specific description of the services provided;

                           (B)  the date such services started; and

                           (C)  the date such services were completed.

                  (4) A detailed history of transactions in such securities during the preceding 90 days;

                  (5) A disclosure of all persons with whom transactions must be aggregated under applicable securities laws, and representations as to any transactions by them during the preceding 90 days, and of any transactions contemplated by them during the next 90 days;

                  (6) Representations by any person who has been an officer, director or holder of more than 10% of any class of AmeriNet's equity securities that all reports on Commission Forms 3, 4 and 5 have been filed with the Commission and that copies have been provided to AmeriNet;

Liberty Transfer and Trust Co.
February 15, 2001
Page 3

                  (7) Representations by any person who has been a holder of more than 5% of any class of AmeriNet's equity securities that all reports on Commission Schedules 13D or 13G have been filed with the Commission and that copies have been provided to AmeriNet;

                  (8) Representations as to full ownership rights, whether record or beneficial;

                  (9) Representations as to any other person who has an undisclosed interest in the transaction; and

                  (10) All other factual representations necessary for an attorney to provide a detailed legal opinion asserting, without qualification, that the transaction will be in full compliance with all applicable federal and state securities laws.

         B.       An opinion of counsel is provided from an attorney:

                  (1)      Acceptable to AmeriNet;

                  (2)      Who  carries   malpractice   insurance  covering  the
                           practice of securities law and the provision of legal opinions of the type required;

                  (3)      Representing the   party  requesting  the transaction
                           provided that such attorney may not also be serving as legal counsel to AmeriNet in reviewing the opinion

                  (4) Addressed to AmeriNet, the transfer agent and any securities brokerage firm involved in the transaction

                  (5) Certifying to the propriety of the transaction and specifically addressing each item of law involved (including each applicable subsection thereof), specifically reciting all material facts relied on, and containing legal conclusions based on such facts;

                  (6) Which is submitted to all of the addressees and is acknowledged in a signed writing addressed and delivered to the transfer agent by AmeriNet's president (or other officer designated in a resolution of AmeriNet's board of directors), after consultation with AmeriNet's legal counsel, as acceptable.

         C.     No general "this is legal as proposed" opinions may be accepted.

         D.     Documentary evidence is provided that:

                  (1) The transaction is being effected through a broker who, by affidavit, has agreed to comply with the requirements of Commission Rule 144 (unless the transaction meets the requirements of Commission Rule 144[k]);

                  (2)      The transaction meets applicable volume limitations;

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Liberty Transfer and Trust Co.
February 15, 2001
Page 4

             (3)    A report on Commission Form 144 has been properly filed; and

             (4) If any person who has been an officer, director or holder of 10% or more of any class of AmeriNet's equity securities is involved in the transaction, a representation that all required reports on Commission Forms 3, 4 and 5, and on Commission Schedules 13D and 13G have been filed as to past transactions and, if such positions or holdings where in effect within the preceding 90 days, that such schedules or reports are being filed in conjunction with the proposed transaction.

4. No control stock (as that term is used for purposes of Commission Rule 144 and related matters) may be transferred unless the transfer agent receives signed written directions from AmeriNet's president or such other officers as have been designated by resolution of the board of directors to perform such function, directing the transfer agent to effect such transfer, accompanied by a written and signed instrument from the control person involved, confirming that:

         (A) The transaction is being effected through a broker who, by affidavit, has agreed to comply with the control transaction requirements of Commission Rule 144 (or, an opinion of counsel meeting the requirements for restricted stock transactions as set forth above, is provided confirming that the transaction may be legally affected in a manner other than pursuant to Commission Rule 144).

         (B)      The transaction meets applicable volume limitations;

         (C)      A report on Commission Form 144 has been properly filed; and

         (D) All required reports on Commission Forms 3, 4 and 5, and on Commission Schedules 13D and 13G have been filed as to past transactions and are being filed in conjunction with the proposed transaction.

5. No legends will be removed from certificates unless they are being transferred to another person in a bona fide transaction, in compliance with the foregoing requirements.

6. Copies of the foregoing shall be retained by the transfer agent for as long as it serves in such role for AmeriNet, and shall be made available to AmeriNet, upon request.

7. In order to assure that no securities are issued in excess of those authorized in AmeriNet's then current certificate of incorporation, AmeriNet shall provide the transfer agent and the transfer agent shall retain for its records pertaining to transactions in AmeriNet's securities, a copy of AmeriNet's certificate of incorporation and, concurrently with their filing, copies of any amendments thereto or certificates designating attributes as to preferred stock where such authority has been retained by AmeriNet's board of directors.

Liberty Transfer and Trust Co.
February 15, 2001
Page 5


         No exceptions from these requirements are to be made for anyone, regardless of their role with AmeriNet or the transfer agent, unless required by a court order.

                                Very truly yours

                            AmeriNet Group.com, Inc.

                             /s/ Edward C. Dmytryk
                                Edward C. Dmytryk
                       President & Chief Executive Officer

Copy:    Securities and Exchange Commission
         Division of Market Regulation